Exhibit 99.1

Deltek, Inc.

Investor Relations:

Joe Wilkinson, 703-885-9423

joewilkinson@deltek.com

or

Media Relations:

Patrick Smith, 703-885-9062

patricksmith@deltek.com

Deltek Reports Q4 License Revenue of $19.2 million, Up 51% From Prior Quarter

Total Revenue of $70.3 million up 9.7% from Q3

Q4 EPS of $0.11 and Non-GAAP EPS of $0.15

HERNDON, Va.—(BUSINESS WIRE)— Deltek, Inc. (Nasdaq:PROJ), the leading provider of enterprise applications software and solutions for project-focused businesses, today announced financial results for its fourth quarter and full year ended December 31, 2009.

Total revenue for the fourth quarter of 2009 was $70.3 million, up 9.7% from the third quarter. License revenue for Q4 was $19.2 million, up 51% compared to the third quarter of 2009. Consulting services revenue for Q4 was $18.8 million, compared to $19.7 million in Q3. Maintenance and support revenue in the fourth quarter of 2009 was $32.3 million, up 2% from the third quarter.

Non-GAAP operating income for the fourth quarter of 2009 increased 17% to $18.2 million, from $15.6 million in the third quarter. Non-GAAP operating income margins were 25.9% for Q4 2009 and up from 24.3 % in Q3. GAAP operating income for the fourth quarter increased 38% to $14.1 million from $10.2 million in the third quarter. GAAP operating income margins were 20% for Q4 2009 up from 15.9% for Q3.

Non-GAAP net income for the fourth quarter of 2009 was $9.8 million, or $0.15 per diluted share, compared to $9.9 million, or $0.15 per diluted share, in the third quarter. GAAP net income for the fourth quarter of 2009 was $7.2 million, or $0.11 per diluted share, compared to $6.6 million, or $0.10 per diluted share, in the third quarter.

Non-GAAP operating income and margin excludes the pre-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, and restructuring charges. Non-GAAP net income excludes the same items on a net-of-tax basis.

“We are very pleased with our Q4 results as the increasing confidence among our customers drove significant growth in our license revenues,” said Kevin Parker, Deltek’s president and CEO. “This strong top line performance, combined with our continuing focus on our cost structure, produced best-in-class operating margins of 26%.

During the quarter, we expanded our portfolio of solutions by acquiring mySBX, an online collaboration and business networking platform. In January, we launched govWin, delivering exciting new capabilities to our customers, built on the mySBX acquisition. We are very excited about this new initiative and the ability to expand our presence among the thousands of mySBX participants.

In 2009, we expanded our international capabilities and customers, upgraded our overall product portfolio, delivered strong profitability and improved our balance sheet significantly. These accomplishments position us well for the coming year.”

When compared to the same quarter in the prior year, total revenue for the fourth quarter of 2009 was $70.3 million versus $71.7 million. License revenue for Q4 2009 was $19.2 million, compared to $19.8 million in the fourth quarter of 2008. Consulting services revenue for Q4 2009 was $18.8 million, compared to $21.9 million in the prior-year period. Maintenance and support revenue in the fourth quarter of 2009 was $32.3 million, compared to $30.0 million in Q4 2008.

Non-GAAP operating income for the fourth quarter of 2009 was $18.2 million compared to $16.8 million in the fourth quarter 2008. Non-GAAP operating income margins were 25.9% for Q4 2009 and 23.4 % for Q4 2008. GAAP operating income for the fourth quarter of 2009 was $14.1 million compared to $12.6 million in the fourth quarter of 2008. GAAP operating income margins were 20% for Q4 2009 and 17.6% for Q4 2008.

Non-GAAP net income for the fourth quarter of 2009 was $9.8 million, or $0.15 per diluted share, compared to $8.6 million, or $0.18 per diluted share, in the fourth quarter of 2008. GAAP net income for the fourth quarter of 2009 was $7.2 million, or $0.11 per diluted share, compared to $6.1 million, or $0.13 per diluted share, in the fourth quarter of 2008.

Full-Year 2009 Results

Total revenue for 2009 was $265.8 million, compared to $289.4 million in 2008. License revenue for 2009 was $58.9 million, compared to $77.4 million in 2008. Consulting services revenue for 2009 was $77.8 million, compared to $91.6 million in 2008. Maintenance and support revenue in 2009 was $125.5 million, compared to $115.7 million in 2008.

Non-GAAP operating income for 2009 was $58.4 million, compared with $61.9 million for 2008. Non-GAAP operating income margins were 22% for 2009 and 21.4 % for 2008. GAAP operating income for 2009 was $39.3 million, compared with $47 million for 2008. GAAP operating income margin was 14.8% in 2009 and 16.2% in 2008.

Non-GAAP net income for 2009 was $33.0 million, or $0.57 per diluted share, compared to $32.6 million, or $0.68 per diluted share, in 2008. Full-year 2009 GAAP net income was $21.4 million, or $0.37 per diluted share, compared to $23.5 million, or $0.49 per diluted share, in 2008.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

Recent Highlights

•

Trow Global, a Canada-based global leader in engineering and consulting services, selected Deltek Vision in the largest Deltek Vision transaction outside the U.S. in our history. Trow Global was seeking a solution that could manage and streamline its rapidly growing business while providing the flexibility and ease-of-use needed to quickly integrate newly acquired companies into the Trow Global organization. The company will leverage Deltek Vision to streamline operations, manage its organization through real-time visibility into projects and resources, integrate new acquisitions, and win new business.

•

GENIVAR, a global Canadian engineering firm with more than 4,000 employees, recently purchased Deltek Vision and will be using the French Canadian version of the Vision solution. GENIVAR will be utilizing Deltek Vision to automate key business processes, implement best practices across its organization and improve efficiencies. The GENIVAR win, combined with the Trow Global success, further demonstrates Deltek’s growing momentum in the Canadian marketplace.

•

Deltek announced a successful implementation of Deltek Vision with WSP Africa, a leading South African engineering and management consulting firm. WSP Africa used Deltek Vision to streamline operations, improve efficiency, enforce compliance, and support improved decision making to deliver complete satisfaction to its customers. The Vision implementation was completed on time and on budget.

•

For the third year in a row, Deltek received the MarketTools® CustomerSat™ Achievement in Customer Excellence (ACE)™ Award for “Customer Support Satisfaction.” This MarketTools CustomerSat ACE Award recognizes Deltek’s industry-leading success in building customer loyalty and delivering a premier customer support experience.

•

Building on the exciting capabilities acquired in its December acquisition of mySBX, Deltek launched its breakthrough govWin online network, which empowers government contractors to win more business and drive profitability. By combining networking capabilities to promote subcontracting teaming opportunities, cutting-edge SaaS applications such as govWin CRM, and unique industry content, govWin delivers the industry’s only online community dedicated to solving common business problems for government contractors.

•

Deltek launched Clarity, an annual industry summit where it presented the findings from one of the largest studies of the government contracting marketplace ever conducted. At Clarity ‘09, hundreds of professionals from leading government contractors attended the forum to gain unique insight into industry drivers and emerging trends. Deltek initiated the Clarity study and partnered with the government contracting community to identify opportunities, share best practices and develop strategies to achieve success in the rapidly changing government marketplace.

•

Deltek held its second annual EMEA customer conference. International customers joined Deltek executives to discuss industry trends and hear about the future product directions for Deltek’s industry-leading Vision and Enterprise Project Management solutions. The conference included presentations from Deltek executives, product workshops from Deltek consultants, and customer case study presentations from Schlumberger Water & Carbon and the Aircraft Carrier Alliance program.

•

Deltek added two executives to its management team. In January, Michael Corkery joined Deltek as its Executive Vice President and Chief Financial Officer. Mr. Corkery will leverage his extensive operational experience to drive improvements across all of Deltek’s key functional areas. In October, Deborah Fitzgerald joined Deltek as Senior Vice President and Chief Information Officer and will develop and implement the technology vision for Deltek worldwide.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Standard Time today to discuss the Company’s fourth quarter and full-year results. To access this call, dial 1-877-381-6419 in North America and 1-706-643-9496 outside North America. No password is required to join the call. The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through February 17, 2010 by dialing 1-800-642-1687 in North America and 1-706-645-9291 outside North America (pass code: 52143380). The replay also will be available through February 17, 2010 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ) is the leading provider of enterprise applications software and solutions designed specifically for project-focused businesses. For more than two decades, our software applications have enabled organizations to automate mission-critical business processes around the engagement, execution and delivery of projects. More than 12,000 customers worldwide rely on Deltek to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin, and adjusted EBITDA. The Company defines non-GAAP net income as GAAP net income before the net-of-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, New Mountain Capital fees and restructuring charges. Non-GAAP operating income and margin is defined as GAAP operating income before the pre-tax impact of stock-based compensation, expenses associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets, New Mountain Capital fees and restructuring charges. Adjusted EBITDA is defined as GAAP net income before interest expenses (net of interest income), provision for income taxes, depreciation, amortization, stock-based compensation, expenses associated with the Company’s 2005 recapitalization, New Mountain Capital fees and restructuring charges.

The Company believes that the presentation of these non-GAAP financial measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of operating results from period-to-period, enhance the overall understanding of the Company’s financial performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by management to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income and adjusted EBITDA, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
REVENUES:
Software license fees	$19,212	$19,751	$58,907	$77,398
Consulting services	18,788	21,916	77,807	91,566
Maintenance and support services	32,313	29,983	125,545	115,658
Other revenues	32	46	3,562	4,743

Total revenues	70,345	71,696	265,821	289,365

COST OF REVENUES:
Cost of software license fees	1,452	1,624	5,873	6,563
Cost of consulting services	15,660	17,695	65,833	75,327
Cost of maintenance and support services	5,701	5,540	22,463	21,404
Cost of other revenues	43	26	4,717	5,172

Total cost of revenues	22,856	24,885	98,886	108,466

GROSS PROFIT	47,489	46,811	166,935	180,899

Research and development	10,988	11,109	43,486	45,819
Sales and marketing	12,216	14,411	44,784	53,764
General and administrative	9,465	8,691	35,494	33,384
Restructuring charge (benefit)	766	(11)	3,866	980

Total operating expenses	33,435	34,200	127,630	133,947

INCOME FROM OPERATIONS	14,054	12,611	39,305	46,952
Interest income	11	19	46	637
Interest expense	(2,704)	(2,594)	(7,603)	(11,002)
Other income (expense), net	51	(213)	43	(474)

INCOME BEFORE INCOME TAXES	11,412	9,823	31,791	36,113
Income tax expense	4,178	3,773	10,395	12,594

NET INCOME	$7,234	$6,050	$21,396	$23,519

EARNINGS PER SHARE
Basic	$0.11	$0.13	$0.38	$0.51

Diluted	$0.11	$0.13	$0.37	$0.49

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	64,144	46,641	56,778	46,571

Diluted weighted average shares	65,411	47,199	57,596	47,729

DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$132,338	$35,788
Accounts receivable, net of allowance of 2,658 and 2,195 at December 31, 2009 and December 31, 2008, respectively	42,531	47,747
Deferred income taxes	6,014	4,635
Prepaid expenses and other current assets	11,256	6,874
Income taxes receivable	—	846

TOTAL CURRENT ASSETS	192,139	95,890

PROPERTY AND EQUIPMENT, NET	11,371	14,639
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET	618	1,438
LONG-TERM DEFERRED INCOME TAXES	6,359	4,125
INTANGIBLE ASSETS, NET	13,748	17,396
GOODWILL	63,910	57,654
OTHER ASSETS	3,165	2,130

TOTAL ASSETS	$291,310	$193,272

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of long-term debt	$44,599	$10,154
Accounts payable and accrued expenses	26,442	28,734
Accrued liability for redemption of stock in recapitalization	317	317
Deferred revenues	40,176	21,296
Income taxes payable	992	—

TOTAL CURRENT LIABILITIES	112,526	60,501

LONG-TERM DEBT	134,358	182,661
OTHER TAX LIABILITIES	1,871	1,003
OTHER LONG-TERM LIABILITIES	1,875	2,917

TOTAL LIABILITIES	250,630	247,082

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at December 31, 2009 or December 31, 2008	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; issued and outstanding, 66,292,415 and 43,474,220 shares at December 31, 2009 and December 31, 2008, respectively	66	43
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at December 31, 2009 and December 31, 2008	—	—
Additional paid-in capital	249,798	177,249
Accumulated deficit	(208,509)	(229,905)
Accumulated other comprehensive deficit	(675)	(1,197)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	40,680	(53,810)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$291,310	$193,272

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,396	$23,519
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	2,267	1,023
Depreciation and amortization	10,547	10,188
Amortization of debt issuance costs	962	793
Write down of acquired in process research and development	—	290
Stock-based compensation expense	8,675	8,480
Employee stock purchase plan expense	1,896	282
Restructuring charge, net	932	—
Loss on disposal of fixed assets	42	469
Deferred income taxes	(3,556)	(2,586)

Change in assets and liabilities, net of effects from acquisition:
Accounts receivable, net	3,273	6,302
Prepaid expenses and other assets	(4,154)	282
Accounts payable and accrued expenses	(3,144)	(4,022)
Income taxes payable/receivable	1,939	(1,675)
Excess tax benefit from stock awards	(80)	(64)
Other tax liabilities	868	452
Other long-term liabilities	(824)	(630)
Deferred revenues	18,439	(547)

Net Cash Provided by Operating Activities	59,478	42,556

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(5,369)	(17,924)
Purchase of property and equipment	(2,368)	(5,687)
Capitalized software development costs	(150)	(349)

Net Cash Used in Investing Activities	(7,887)	(23,960)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock in connection with rights offering, net of issuance costs	58,228	—
Proceeds from exercise of stock options	887	277
Excess tax benefit from stock awards	80	64
Proceeds from issuance of stock under employee stock purchase plan	2,015	712
Shares withheld for minimum tax withholding on vested restricted stock awards	(123)	—
Offering costs paid for 2007 sale of common stock in initial public offering	—	(275)
Payments for deferred financing costs	(2,336)	—
Repayment of debt	(13,858)	(498)

Net Cash Provided by Financing Activities	44,893	280

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	66	(179)

NET INCREASE IN CASH AND CASH EQUIVALENTS	96,550	18,697

CASH AND CASH EQUIVALENTS—Beginning of period	35,788	17,091

CASH AND CASH EQUIVALENTS—End of period	$132,338	$35,788

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Year Ended December 31,
	2009	2009	2008	2009	2008

Net Income (GAAP Basis)	$6,607	$7,234	$6,050	$21,396	$23,519
Income Tax Expense	1,627	4,178	3,773	10,395	12,594

Pre-Tax Income (GAAP Basis)	$8,234	$11,412	$9,823	$31,791	$36,113
Adjustments:
Stock-based Compensation	3,799	2,431	2,602	10,571	8,762
Recapitalization Retention Expense	—	—	160	152	611
Amortization of Acquired Intangibles	1,054	989	1,397	4,480	4,559
Restructuring Charge (Benefit)	552	766	(11)	3,866	980

Adjusted Pre-Tax Income	13,639	15,598	13,971	50,860	51,025

Less: Adjusted Income Tax Expense	3,757	5,827	5,407	17,908	18,469

Non-GAAP Net Income	$9,882	$9,771	$8,564	$32,952	$32,556

Non-GAAP Earnings Per Share (diluted)	$0.15	$0.15	$0.18	$0.57	$0.68

Weighted Average Shares	64,808	65,411	47,199	57,596	47,729

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended September 30,		Three Months Ended December 31,				Year Ended December 31,
	2009		2009		2008		2009		2008

Operating Income and Margin - GAAP	$10,167	16%	$14,054	20%	$12,611	18%	$39,305	15%	$46,952	16%
Plus: Stock-based Compensation and Recapitalization Retention Expense	3,799		2,431		2,762		10,723		9,373
Plus: Amortization of Acquired Intangibles	1,054		989		1,397		4,480		4,559
Plus: Restructuring Charge (Benefit)	552		766		(11)		3,866		980

Operating Income and Margin - Non-GAAP	$15,572	24%	$18,240	26%	$16,759	23%	$58,374	22%	$61,864	21%

Total Revenues	$64,114		$70,345		$71,696		$265,821		$289,365

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Year Ended December 31,
	2009	2009	2008	2009	2008

Net Income (GAAP Basis)	$6,607	$7,234	$6,050	$21,396	$23,519
Stock-based Compensation	3,799	2,431	2,602	10,571	8,762
Recapitalization Retention Expense	—	—	160	152	611
Depreciation	1,255	1,304	1,311	5,100	4,626
Amortization	1,262	1,197	1,733	5,451	5,868
Interest Expense, net	1,904	2,693	2,575	7,557	10,365
Income Tax Provision	1,627	4,178	3,773	10,395	12,594
Restructuring Charge (Benefit)	552	766	(11)	3,866	980

Adjusted EBITDA	$17,006	$19,803	$18,193	$64,488	$67,325

STOCK-BASED COMPENSATION AND RECAPITALIZATION RETENTION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Year Ended December 31,
	2009	2009	2008	2009	2008

Cost of Software License Fees	$—	$—	$1	$—	$4
Cost of Consulting Services	1,021	192	637	2,059	1,851
Cost of Maintenance and Support Services	308	166	119	679	101
Research and Development	884	519	687	2,399	2,183
Sales and Marketing	705	563	418	2,069	1,822
General and Administrative	881	991	900	3,517	3,412

Total	$3,799	$2,431	$2,762	$10,723	$9,373

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Year Ended December 31,
	2009	2009	2008	2009	2008

Cost of Software License Fees	$155	$80	$362	$853	$1,354
Cost of Consulting Services	20	19	19	78	78
Cost of Other Revenues	—	10	—	10	—
Research and Development	—	—	—	—	290
Sales and Marketing	874	880	998	3,497	2,764
General and Administrative	5	—	18	42	73

Total	$1,054	$989	$1,397	$4,480	$4,559

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended September 30,	Three Months Ended December 31,		Year Ended December 31,
	2009	2009	2008	2009	2008

Cost of Software License Fees	$365	$290	$702	$1,836	$2,675
Cost of Consulting Services	362	374	429	1,587	1,775
Cost of Maintenance and Support Services	205	213	220	843	748
Cost of Other Revenues	—	10	—	10	—
Research and Development	401	417	297	1,393	1,277
Sales and Marketing	1,058	1,071	1,251	4,317	3,497
General and Administrative	126	126	145	565	522

Total	$2,517	$2,501	$3,044	$10,551	$10,494